                                                Filed pursuant to Rule 424(b)(3)

                                                Registration No. 333-43522


                            PRICING SUPPLEMENT NO. 8

                                     to the

                        Prospectus dated August 28, 2000

              And the Prospectus Supplement dated September 6, 2000

                              Universal Corporation

                                  $400,000,000

                           Medium-Term Notes, Series B


The notes being purchased have the following terms:

PRINCIPAL AMOUNT: $150,000,000

STATED MATURITY:  February 15, 2008

SPECIFIED CURRENCY: U.S. Dollars

FIXED INTEREST RATE: 7.875% per annum

ORIGINAL ISSUE DATE:  February 12, 2001

TIME OF SALE:  February 7, 2001

TIME OF DELIVERY:  February 12, 2001

CUSIP:  91345H AN 5

PRICE TO PUBLIC:   $150,000,000, plus accrued interest from and including the
                     Original Issue Date, if any; 100% per Note, plus accrued interest from and including the Original Issue Date, if any.

AUTHORIZED DENOMINATIONS:  Minimum denominations of $1,000 and integral multiples thereof.

UNDERWRITERS:  UBS Warburg LLC and First Union Securities, Inc.

UNDERWRITERS' DISCOUNT:  $ 937,500 in the aggregate; 0.625 % per Note

NET PROCEEDS TO UNIVERSAL CORPORATION:  $ 149,062,500 in the aggregate;
99.375 % per Note


     THIS OFFERING IS SUBJECT TO REOPENING AT A LATER TIME TO OFFER ADDITIONAL NOTES HAVING THE SAME TERMS AS THE NOTES BEING PURCHASED.

DEPOSITARY:  DTC

FORM OF NOTE:

     - global registered book-entry form only:  Yes
     - non-global form available: Upon certain events as described in the Prospectus
     - bearer note:  No

REDEMPTION AND REPAYMENT: Not redeemable or repayable prior to stated maturity



FIXED RATE SECURITIES:

     - annual rate: 7.875%
     - interest payment dates: Each February 15 and August 15, commencing August 15, 2001
     - regular record date: Close of business on the 15th calendar day next preceding the interest payment date

DEFEASANCE AND COVENANT DEFEASANCE:

     The Company may effect defeasance or covenant defeasance with respect to the notes upon meeting certain conditions as described in the Prospectus.


OTHER INFORMATION:

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of the Prospectus, the Prospectus Supplement or this Pricing Supplement. Any representation to the contrary is a criminal offense.

     Terms used and not defined herein but defined in the Prospectus Supplement and Prospectus are used herein as therein defined.


                              UNIVERSAL CORPORATION

                    Pricing Supplement dated February 7, 2001